Exhibit 99.1

REXFORD INDUSTRIAL REALTY, INC. ANNOUNCES REALLOCATION OF FORMATION TRANSACTION CONSIDERATION

- Reaches Consensual Arrangement With More Than 81% of its Pre-IPO Investors –

- Company Senior Management Agrees to Transfer Equity Interests in Rexford Industrial to Participating Pre-IPO Fund Investors and to Cancel Restricted Stock –

Los Angeles, California – October 29, 2013 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust that specializes in acquiring, owning and operating industrial properties located in Southern California infill markets, today announced that the Company, its Co-Chief Executive Officers Howard Schwimmer and Michael Frankel, and its Chairman Richard Ziman have reached consensual agreements with approximately 86.0% of the Company’s pre-IPO investors, as measured by capital commitments, to reallocate approximately 1,294,180 operating partnership units (“OP Units”) to those pre-IPO investors, in order to rebalance the amounts of IPO equity allocated to pre-IPO investors as compared to management through the formation transactions and IPO. Each participating pre-IPO investor has signed an agreement containing a release of potential claims relating to their investment in the pre-IPO Rexford funds in exchange for their respective reallocation.

Messrs. Schwimmer and Frankel, Rexford Industrial’s Co-Chief Executive Officers, stated, “We are pleased to have found a consensual solution to concerns that have been raised by certain of our pre-IPO investors regarding the allocation of interests in our formation transactions. We look forward to continuing to execute our strategies to acquire and operate industrial properties in select infill Southern California markets, to create long term value for all shareholders.”

After the completion of the Company’s IPO, certain investors in the pre-IPO Rexford funds contacted Messrs. Schwimmer, Frankel and Ziman to express concerns regarding the Company’s formation transactions and IPO. These concerns related to, among other things, the total value of the consideration paid to the pre-IPO investors and management in the formation transactions, the allocation of that consideration among the five funds and the pre-IPO management companies, and the total value of the OP Units and shares of Company common stock, including awards of restricted stock, received by Messrs. Schwimmer, Frankel and Ziman in conjunction with the formation transactions and the IPO.

Although the formation transactions and IPO were overwhelmingly approved by the pre-IPO investors, a process was undertaken to review the concerns expressed by certain of the pre-IPO investors and to assess whether they could address any of the concerns in their individual capacities.

After numerous discussions with investors from all five pre-IPO Rexford funds, the Company and Messrs. Schwimmer, Frankel and Ziman, with the support of the Company’s board of directors, undertook to offer an accommodation (the “Accommodation”) in which Messrs. Schwimmer, Frankel and Ziman, together with certain other owners of the pre-IPO management companies, would reallocate up to 1,504,682 OP Units (valued at $21.1 million based on the $14.00 price per share in the IPO) to pre-IPO investors who elect to participate in the Accommodation by signing transfer agreements containing a release of potential claims relating to their investment in the Rexford funds (“Transfer and Release Agreements”). This $21.1 million represents the aggregate value allocated to the pre-IPO management companies in the formation transactions. As part of the Accommodation, Messrs. Schwimmer, Frankel and Ziman also would cancel a percentage of their restricted stock grants equal to the portion of the aggregate capital commitments in the Rexford funds represented by investors participating in the Accommodation. The effectiveness of the Accommodation was subject to the agreement by pre-IPO investors representing at least 67.7% of the aggregate capital commitments in each of the Rexford funds to participate in the Accommodation by signing Transfer and Release Agreements.

The Accommodation became effective on October 28, 2013. To date 81.3% of pre-IPO investors, who collectively represent 86.0% of the aggregate capital commitments in the Rexford funds have agreed to participate in the Accommodation by signing Transfer and Release Agreements. The Company’s board of directors has today elected to extend the period through which the remaining pre-IPO investors can elect to participate in the Accommodation by signing the Transfer and Release Agreement to November 30, 2013.

To effect the restricted stock grant cancelations, each of Messrs. Schwimmer, Frankel and Ziman have entered into a Restricted Stock Cancellation Agreement, whereby they each canceled 86.0% of their restricted stock grants. Messrs. Schwimmer, Frankel and Ziman may enter into one or more additional Restricted Stock Cancellation Agreements on or before November 30, 2013, to cancel up to all of their remaining restricted stock grants in the event that additional pre-IPO investors elect to participate in the Accommodation.

Messrs. Schwimmer and Frankel stated, “The Accommodation provides direct benefits to all of our investors:

•	By engaging constructively and discussing these matters with our pre-IPO investors, we arrived at a solution accepted by 86.0% of all pre-IPO investors as measured by capital commitments. We expect additional investors to join in this solution before November 30, 2013.

•	Substantially all of the transfer of value in the Accommodation is being made by us personally.

•	We expect that all of our investors will benefit from reduced dilution as a result of our restricted stock grant cancelations.

•	Each of us will continue to own a significant interest in the Company.

Although we founded Rexford twelve years ago, our recent IPO has catalyzed our ability to achieve our long-term growth objectives focused on infill Southern California. We are committed to creating value at Rexford for the long haul and have never been more excited about our company’s business prospects.”

The Company has incurred costs of $235,000 during the three months ended September 30, 2013 associated with implementing the Accommodation. The Company expects to incur additional costs in the fourth quarter ending December 31, 2013.

For additional information, please see the Company’s form 8-K that will be filed shortly with the Securities and Exchange Commission.

About Rexford Industrial:

Rexford Industrial is a real estate investment trust that specializes in acquiring, owning and operating industrial properties in Southern California infill markets. The Company owns interests in 61 properties with approximately 6.7 million rentable square feet and manages an additional 20 properties with approximately 1.2 million rentable square feet.

For additional information, visit www.rexfordindustrial.com.

Forward Looking Statements:

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” in the Company’s prospectus for its recently completed IPO and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:

Investor Relations:

Stephen Swett or Rodny Nacier

424 256 2153 ext 401

investorrelations@rexfordindustrial.com